Exhibit 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, as a director and/or officer of SEARS, ROEBUCK AND CO. (the "Company"), does hereby constitute and appoint GREG A. LEE, PAUL J. LISKA, ANASTASIA D. KELLY and LARRY R. RAYMOND, with full power to each of them to act alone, as the true and lawful attorneys and agents of the undersigned, with full power of substitution and resubstitution to each, to execute, file or deliver and to do all other things said attorneys and agents, or any of them, deem advisable to enable the Company to comply with the Securities Act of 1933 (the "Act"), as amended, and any requirements or regulations of the Securities and Exchange Commission in respect thereof, in connection with the registration under the Act of common shares of the Company subject to the Company's 2001 BROAD-BASED STOCK OPTION PLAN, including, without limitation, the power and authority to sign his or her name as a director and/or officer of the Company to any registration statement, amendment or papers supplemental thereto to be filed with the registration statement relating to such Plan.

IN WITNESS WHEREOF, the undersigned has subscribed as of this 10th day of October, 2001.

NAME	TITLE
/s/ Alan J. Lacy Alan J. Lacy	Director, Chairman of the Board of Directors, President and Chief Executive Officer (Principal Executive Officer)
/s/ Hall Adams, Jr. Hall Adams, Jr.	Director
/s/ Brenda C. Barnes Brenda C. Barnes	Director
/s/ Warren L. Batts Warren L. Batts	Director
/s/ James R. Cantalupo James R. Cantalupo	Director
/s/ Donald J. Carty Donald J. Carty	Director
/s/ W. James Farrell W. James Farrell	Director
/s/ Michael A. Miles Michael A. Miles	Director
/s/ Hugh B. Price Hugh B. Price	Director
/s/ Dorothy A. Terrell Dorothy A. Terrell	Director
/s/ Raul Yzaguirre Raul Yzaguirre	Director
/s/ Paul J. Liska Paul J. Liska	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ Glenn R. Richter Glenn R. Richter	Senior Vice President Finance (Principal Accounting Officer)